CUSIP No. 294092 10 1	13G	Page 9 of 9 Pages

EXHIBIT A

AGREEMENT TO FILE SCHEDULE 13G JOINTLY

     Pursuant to the requirements of Rule 13d-1(k)(1)(iii), the undersigned hereby agree that whenever one or more of them is required to file a statement containing the information required by Schedule 13G (or an amendment thereto) relating to shares of Environmental Tectonics Corporation, which Schedule 13G relates as to each of them to the same securities, they agree that only one such statement shall be filed on behalf of all such persons containing the required information with regard to each such person.

     Dated this 17th day of February, 2004

ETC Asset Management, LLC

February 17, 2004	By:	/s/ T. Todd Martin, III
Date
T. Todd Martin, III As Its Manager

Allied Williams Companies, Inc. (f/k/a Allied Bruce Terminix Companies, Inc.)

February 17, 2004	By:	/s/ T. Todd Martin, III
Date
T. Todd Martin, III As Its Vice President

Equity Management, LLC

February 17, 2004	By:	/s/ T. Todd Martin, III
Date
T. Todd Martin, III As Its Manager

T. Todd Martin, III (an individual)

February 17, 2004	By:	/s/ T. Todd Martin, III
Date
T. Todd Martin, III